USLIFE Corporation
   Form 10-Q for the Quarterly Period Ended September 30, 1994
                          Exhibit Index


Exhibit Number
Per Item 601 of
Regulation S-K
_______________

3 (ii) By-Laws of USLIFE Corporation, as amended and restated on May 17, 1994 and September 27, 1994, and previously filed as an exhibit to USLIFE Corporation's Report on Form 8-K dated October 12, 1994, and incorporated herein by reference.

4 Amended and Restated Rights Agreement, dated as of September 27, 1994, between USLIFE Corporation and Chemical Bank, the successor by merger to Manufacturers Hanover Trust Company, as Rights Agent, and previously filed as an exhibit to USLIFE Corporation's Report on Form 8-K dated October 12, 1994, and incorporated herein by reference.

27        Financial Data Schedule